Exhibit 10.13

AMENDED AND RESTATED ACTIVISION BLIZZARD, INC.

2008 INCENTIVE PLAN

NOTICE OF PERFORMANCE SHARE AWARD

You have been awarded Performance Shares of Activision Blizzard, Inc. (the “Company”), as follows:

•                                          Your name:  [to come]

•                                          Total number of Performance Shares awarded:  [to come], representing the maximum number of Performance Shares that may become Earned Performance Shares (as such term is defined in the Award Terms)

•                                          Date of Grant:  [to come]

•                                          Grant ID:  [to come]

•                                          Your Award of Performance Shares is governed by the terms and conditions set forth in:

•                                          this Notice of Performance Share Award;

•                                          the Performance Share Award Terms attached hereto as Exhibit A (the “Award Terms”); and

•                                          the Company’s Amended and Restated 2008 Incentive Plan, the receipt of a copy of which you hereby acknowledge.

•                                          Please sign and return to the Company this Notice of Performance Share Award, which bears an original signature on behalf of the Company.  You are urged to do so promptly.

•                                          Please return the signed Notice of Performance Share Award to:

Activision Blizzard, Inc.
3100 Ocean Park Boulevard
Santa Monica, CA  90405
Attn:  Stock Plan Administration

You should retain the enclosed duplicate copy of this Notice of Performance Share Award for your records.

Any capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Award Terms.

ACTIVISION BLIZZARD, INC.

Chris B. Walther
Chief Legal Officer

Date:

ACCEPTED AND AGREED:

[to come]

Date:

2

EXHIBIT A

AMENDED AND RESTED ACTIVISION BLIZZARD, INC.

2008 INCENTIVE PLAN

PERFORMANCE SHARE AWARD TERMS

1.                                       Definitions.

(a)           For purposes of these Award Terms, the following terms shall have the meanings set forth below:

“Award” means the award described on the Grant Notice.

“Award Terms” means these Performance Share Award Terms.

“Cause” has the meaning given to such term in the Employment Agreement.

“Change of Control” has the meaning given to such term in the Employment Agreement.

“Common Shares” means the shares of common stock, par value $0.000001 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 10 hereof.

“Company” means Activision Blizzard, Inc. and any successor thereto.

“Company-Sponsored Equity Account” means an account that is created with the Equity Account Administrator in connection with the administration of the Company’s equity plans and programs, including the Plan.

“Date of Grant” means the Date of Grant of the Award set forth on the Grant Notice.

“Date of Termination” has the meaning given to such term in the Employment Agreement.

“Disability” has the meaning given to such term in the Employment Agreement.

“Earned Performance Shares” means the number of Performance Shares ranging from 0 to the number of Performance Shares set forth on the Grant Notice earned for the applicable Performance Period based on the achievement of the applicable performance measure.

“Employment Agreement” means the Employment Agreement, [to come], between Grantee and the Company.

“Employment Period” has the meaning given to such term in the Employment Agreement.

“Employment Violation” means any material breach by Grantee of the Employment Agreement for so long as the terms of such employment agreement shall apply to Grantee (with any breach of the post-termination obligations contained therein deemed to be material for purposes of these Award Terms).

“Equity Account Administrator” means the brokerage firm utilized by the Company from time to time to create and administer accounts for participants in the Company’s equity plans and programs, including the Plan.

Appendix-1

“Good Reason” has the meaning given to such term in the Employment Agreement.

“Grantee” means the recipient of the Award named on the Grant Notice.

“Grant Notice” means the Notice of Performance Share Award to which these Award Terms are attached as Exhibit A.

“Look-back Period” means, with respect to any Employment Violation by Grantee, the period beginning on the date which is 12 months prior to the date of such Employment Violation by Grantee and ending on the date of computation of the Recapture Amount with respect to such Employment Violation.

“Missed TSR Performance Period” has the meaning set forth in Section 2(b)(iii)(B).

“Missed TSR Performance Shares” has the meaning set forth in Section 2(b)(iii)(B).

“Performance Period” means each of the calendar year periods specified in Section 2(a).

“Performance Period Measurement Date” shall have the meaning set forth in Section 2(a).

“Performance Shares” means the units subject to the Award, which represent the conditional right to receive Common Shares in accordance with the Grant Notice and these Award Terms, unless and until such units become vested or are forfeited to the Company in accordance with the Grant Notice and these Award Terms.

“Plan” means the Amended and Restated Activision Blizzard, Inc. 2008 Incentive Plan, as amended from time to time.

“Recapture Amount” means, with respect to any Employment Violation by Grantee, the gross gain realized or unrealized by Grantee upon all vesting of Performance Shares or delivery or transfer of Vested Shares during the Look-back Period with respect to such Employment Violation, which gain shall be calculated as the sum of:

(i)            if Grantee has received any Vested Shares during such Look-back Period and sold such Vested Shares, an amount equal to the product of (A) the sales price per Vested Share times (B) the number of such Vested Shares sold at such sales price; plus

(ii)           if Grantee has received any Vested Shares during such Look-back Period and not sold such Vested Shares, an amount equal to the product of (A) the greatest of the following:  (1) the Market Value per Share of Common Shares on the date such Vested Shares were issued or transferred to Grantee, (2) the arithmetic average of the per share closing sales prices of Common Shares as reported on NASDAQ for the 30 trading day period ending on the trading day immediately preceding the date of the Company’s written notice of its exercise of its rights under Section 13 hereof, or (3) the arithmetic average of the per share closing sales prices of Common Shares as reported on NASDAQ for the 30 trading day period ending on the trading day immediately preceding the date of computation, times (B) the number of such Vested Shares which were not sold.

“Release” has the meaning given to such term in the Employment Agreement.

“Release Date” means the 70th day after the following dates, as required by the context (i) Date of Termination or (ii) date of a Change of Control, provided that, as of such date, the Release has become irrevocable and effective pursuant to its terms.

“Release Period” means the 70 day period commencing on the (i) Date of Termination or (ii) date of a Change of Control, as applicable.

“Resignation” has the meaning given to such term in the Employment Agreement.

Appendix-2

“Section 409A” means Section 409A of the Code and the guidance and regulations promulgated thereunder.

“Target Operating Performance Shares” has the meaning set forth in Section 2(b)(i).

“Target Performance Shares” means 50% of the total number of Performance Shares specified on the Notice of Performance Share Award and for each Performance Period means 12.5% of the total number of Performance Shares specified in the Grant Notice.

“Target TSR Performance Shares” has the meaning set forth in Section 2(b)(iii)(A).

“Term Sheet” means the Corporate Governance Term Sheet approved by the Delaware Court of Chancery in connection with the settlement of In re Activision, Inc. Shareholder Derivative Litigation, C.D. Cal. Case No. CV06-4771 MRP (JTLx); In re Activision Shareholder Derivative Litigation, L.A.S.C. Case No. SC090343.

“Threshold Goal” shall have the meaning set forth in Section 2(c).

“Total Shareholder Return” or “TSR” shall refer to the compound annual total rate of return on the Company’s common stock or the compound annual total rate of return of the NASDAQ Composite Index, as applicable, assuming the reinvestment of dividends (stock price appreciation assuming dividend reinvestments, with such dividend reinvestments calculated based on same-day reinvestment into the common stock on the ex-dividend date) for a specified Performance Period, based on the calculation methodology described herein.  For each Performance Period, TSR will be based on the common stock price appreciation (or depreciation) between (x) a beginning calculated stock price equal to the average of the Company’s closing common stock price as reported on NASDAQ for the thirty trading day period immediately prior to the commencement of the applicable Performance Period (not including the first day of the Performance Period) and (y) an ending calculated stock price equal to the average of the Company’s closing common stock price as reported on NASDAQ for the thirty trading day period immediately prior to the end of the applicable Performance Period (not including the last day of the Performance Period).   The NASDAQ Composite Index TSR will be determined over the same periods of time and in the same manner as set forth in the preceding sentence.  All inputs of data in the calculation of TSR for the Company and the NASDAQ Composite Index will be sourced from Bloomberg L.P. (or such other comparable reporting service that the Committee may designate from time to time).

“Vested Shares” means Common Shares to which the holder of the Performance Shares becomes entitled upon vesting thereof in accordance with Section 2, 3 or 4 hereof.

“Withholding Taxes” means any taxes, including, but not limited to, social security and Medicare taxes and federal, state and local income taxes, required to be withheld under any applicable law.

(b)           Any capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Plan.

2.             Vesting.  Except as otherwise set forth in these Award Terms, the Performance Shares shall vest in accordance with the terms and conditions set forth in this Section 2.  Each Performance Share, upon vesting thereof, shall entitle the holder thereof to receive one Common Share (subject to adjustment pursuant to Section 10 hereof).

(a)           Performance Period; Performance Period Measuring Date.  [to come]

(b)           Target Performance Shares; Earned Performance Shares; Performance Goals.  Based on the level of achievement of the relevant performance goal (as described below), on each Performance Period Measurement Date, the actual number of Earned Performance Shares relating to the applicable Performance Period will be determined.  For each Performance Period, the number of Earned Performance Shares will be determined based on the Company’s achievement of the following performance goals:  [to come]

Appendix-3

(c)           Threshold Goal.  [to come]

(d)           Committee’s Authority.  The determination of the level to which the performance goals have been satisfied and the number of Earned Performance Shares resulting from such satisfaction of the performance goals shall be determined in the sole discretion of the Committee and shall be final and conclusive on Grantee.

(e)           Termination of the Performance Shares.  Any outstanding Performance Shares that are not vested by [to come] shall be immediately forfeited to the Company without payment of consideration by the Company.

3.                                       Termination of Employment.

(a)           Termination for Cause or Resignation.  In the event that Grantee’s employment is terminated by the Company for Cause or pursuant to his Resignation, as of the Date of Termination all Performance Shares relating to any Performance Period that includes or follows the Date of Termination shall cease to vest and shall immediately be forfeited to the Company without payment of consideration by the Company.  If Grantee’s Date of Termination occurs on or between January 2, [to come] and the date on which the Threshold Goal has been certified as being achieved, Grantee shall be eligible to vest in the Performance Shares relating to the Performance Period from January 1, [to come] through December 31, [to come] on the Performance Measurement Vesting Date of March 31, [to come], to the extent that the Company’s relevant performance goals are achieved (as determined in accordance with these Award Terms) and provided that the Threshold Goal is achieved.

(b)           Termination without Cause; resignation for Good Reason; Death or Disability.  In the event that Grantee’s employment is terminated by the Company without Cause, pursuant to his resignation for Good Reason, or as a result of his death or Disability, Grantee shall vest in a number of Performance Shares equal to the number of Earned Performance Shares he would have vested in if he had remained employed through the end of the applicable Performance Period(s) during which the Date of Termination occurs, as determined on the applicable Performance Measurement Date.  Such Earned Performance Shares, and any Vested Shares that have yet to settle as of the Date of Termination, shall be settled pursuant to Section 8 hereof; provided, however, that any accelerated vesting pursuant to this Section 3(b) and the Earned Performance Shares subject to such accelerated vesting shall, except in the case of death, (i) be subject to the execution by Grantee of an effective and irrevocable Release during the Release Period and (ii) be settled on the Release Date provided that, if the Release Period begins in one taxable year and ends in the subsequent taxable year such settlement shall occur on the later of the Release Date or the first business day of such subsequent taxable year.  If the Release has not become effective pursuant to its terms as of the Release Date, then Grantee shall not be entitled to such accelerated vesting, and the Company shall have no further obligations in connection therewith.  Any outstanding Performance Shares that are not vested on the applicable Performance Measurement Date(s) (after giving effect to the immediately preceding sentence) and any Performance Shares for which the Performance Period had not yet commenced as of the Date of Termination shall be immediately forfeited to the Company without payment of consideration by the Company.

4.             Change of Control.  In the event of a Change of Control during Grantee’s Employment Period, Grantee shall vest in the number of Target Performance Shares applicable to each Performance Period in which the date of the Change of Control occurs (without regard to the achievement of any level of performance goals except as set forth in clause (ii) of this sentence) on the later of (i) the date of the Change of Control and (ii) the date that the Threshold Goal is certified as being achieved, and such Target Performance Shares shall be deemed Earned Performance Shares and shall be settled pursuant to Section 8 hereof; provided, however, that any accelerated vesting pursuant to this Section 4 and the Target Performance Shares subject to such accelerated vesting (x) shall be subject to the execution by Grantee of an effective and irrevocable Release during the 70 days following the Change of Control and (y) shall be settled on the Release Date provided that, if the Release Period begins in one taxable year and ends in the subsequent taxable year such settlement shall occur on the later of the Release Date or the first business day of such subsequent taxable year.  If the Release has not become effective pursuant to its terms as of the Release Date, then Grantee shall not be entitled to such accelerated vesting, and the Company shall have no further obligations in connection therewith.  Any outstanding Performance Shares that are not vested (after giving effect to the immediately preceding sentence) on the date of the Change of Control, or, if later, the date that the Threshold Goal is certified as being achieved, and any Performance Shares for which the Performance Period had not yet

Appendix-4

commenced as of Change of Control shall be immediately forfeited to the Company without payment of consideration by the Company.

5.             Tax Withholding.  The Company shall have the right to require Grantee to satisfy any Withholding Taxes resulting from the vesting of any Performance Shares, the issuance or transfer of any Vested Shares or otherwise in connection with the Award at the time such Withholding Taxes become due.  The Company shall determine the method or methods Grantee may use to satisfy any Withholding Taxes contemplated by this Section 5, which may include any of the following:  (a) by delivery to the Company of a bank check or certified check or wire transfer of immediately available funds; (b) through the delivery of irrevocable written instructions, in a form acceptable to the Company, that the Company withhold Vested Shares otherwise then deliverable having a value equal to the aggregate amount of the Withholding Taxes (valued in the same manner used in computing the amount of such Withholding Taxes); or (c) by any combination of (a) and (b) above.  Notwithstanding anything to the contrary contained herein, (i) the Company or any of its subsidiaries or affiliates shall have the right to withhold from Grantee’s compensation any Withholding Taxes contemplated by this Section 5 and (ii) the Company shall have no obligation to deliver any Vested Shares unless and until all Withholding Taxes contemplated by this Section 5 have been satisfied.

6.             Reservation of Shares.  The Company shall at all times reserve for issuance or delivery upon vesting of the Performance Shares such number of Common Shares as shall be required for issuance or delivery upon vesting thereof.

7.             Dividend Equivalents.  In the event that any cash dividends are declared and paid on Common Shares to which the holder of the Earned Shares would have been entitled to if they had been vested on the date of such declaration, such dividends shall be paid (without interest) following the date that the related Earned Performance Shares are settled pursuant to Section 8; provided, however, that no such dividend equivalents shall be paid if the Performance Shares have been forfeited to the Company in accordance with Section 2, 3 or 4 hereof prior to payment thereof.  Notwithstanding the foregoing, in no event shall any such dividend equivalents be paid later than the 45th day following the year in which the related Performance Shares vest.  For purposes of the time and form of payment requirements of Section 409A, such dividend equivalents shall be treated separately from the Performance Shares.

8.             Receipt and Delivery.  As soon as administratively practicable (and, in any event, within 30 days) after any Performance Measurement Date, the Company shall (i) effect the issuance or transfer of the resulting Vested Shares, (ii) cause the issuance or transfer of such Vested Shares to be evidenced on the books and records of the Company, and (iii) cause such Vested Shares to be delivered to a Company-Sponsored Equity Account in the name of the person entitled to such Vested Shares (or, with the Company’s consent, such other brokerage account as may be requested by such person); provided, however, that, in the event such Vested Shares are subject to a legend as set forth in Section 16 hereof, the Company shall instead cause a certificate evidencing such Vested Shares and bearing such legend to be delivered to the person entitled thereto.

9.             Committee Discretion.  Except as may otherwise be provided in the Plan, the Committee shall have sole discretion to (a) interpret any provision of the Plan, the Grant Notice and these Award Terms, (b) make any determinations necessary or advisable for the administration of the Plan and the Award, and (c) waive any conditions or rights of the Company under the Award, the Grant Notice or these Award Terms.  Without intending to limit the generality or effect of the foregoing, any decision or determination to be made by the Committee pursuant to these Award Terms, including whether to grant or withhold any consent, shall be made by the Committee in its sole and absolute discretion, subject only to the terms of the Plan.  Subject to the terms of the Plan, the Committee may amend the terms of the Award prospectively or retroactively; provided, however, no such amendment may materially and adversely affect the rights of Grantee taken as a whole without Grantee’s consent.  Without intending to limit the generality or effect of the foregoing, the Committee may amend the terms of the Award (i) in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 10 hereof) affecting the Company or any of its subsidiaries or affiliates or the financial statements of the Company or any of its subsidiaries or affiliates, (ii) in response to changes in applicable laws, regulations or accounting principles and interpretations thereof, or (iii) to prevent the Award from becoming subject to any adverse consequences under Section 409A.

Appendix-5

10.           Adjustments.  Notwithstanding anything to the contrary contained herein, pursuant to Section 12 of the Plan, the Committee will make or provide for such adjustments to the Award as are equitably required to prevent dilution or enlargement of the rights of Grantee that would otherwise result from (a) any stock dividend, extraordinary dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any change of control, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.  Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for the Award such alternative consideration (including, without limitation, cash or other equity awards), if any, as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of the Award.

11.           Registration and Listing.  Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to issue or transfer any Performance Shares or Vested Shares, and no Performance Shares or Vested Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered in any way, unless such transaction is in compliance with (a) the Securities Act of 1933, as amended, or any comparable federal securities law, and all applicable state securities laws, (b) the requirements of any securities exchange, securities association, market system or quotation system on which securities of the Company of the same class as the securities subject to the Award are then traded or quoted, (c) any restrictions on transfer imposed by the Company’s certificate of incorporation or bylaws, and (d) any policy or procedure the Company has adopted with respect to the trading of its securities, in each case as in effect on the date of the intended transaction.  The Company is under no obligation to register, qualify or list, or maintain the registration, qualification or listing of, Performance Shares or Vested Shares with the SEC, any state securities commission or any securities exchange, securities association, market system or quotation system to effect such compliance.  Grantee shall make such representations and furnish such information as may be appropriate to permit the Company, in light of the then existence or non-existence of an effective registration statement under the Securities Act of 1933, as amended, relating to Performance Shares or Vested Shares, to issue or transfer Performance Shares or Vested Shares in compliance with the provisions of that or any comparable federal securities law and all applicable state securities laws.  The Company shall have the right, but not the obligation, to register the issuance or transfer of Performance Shares or Vested Shares or resale of Performance Shares or Vested Shares under the Securities Act of 1933, as amended, or any comparable federal securities law or applicable state securities law.

12.           Transferability.  Except as otherwise permitted under the Plan or this Section 12, the Performance Shares shall not be transferable by Grantee other than by will or the laws of descent and distribution.  With the Company’s consent, Grantee may transfer Performance Shares for estate planning purposes or pursuant to a domestic relations order; provided, however, that any transferee shall be bound by all of the terms and conditions of the Plan, the Grant Notice and these Award Terms and shall execute an agreement in form and substance satisfactory to the Company in connection with such transfer; and provided, further that Grantee will remain bound by the terms and conditions of the Plan, the Grant Notice and these Award Terms.

13.           Employment Violation.  In the event of an Employment Violation, the Company shall have the right to require (i) the forfeiture by Grantee to the Company of any outstanding Performance Shares or Vested Shares which have yet to settle pursuant to Section 8 hereof and (ii) payment by Grantee to the Company of the Recapture Amount with respect to such Employment Violation; provided, however, that, in lieu of payment by Grantee to the Company of the Recapture Amount, Grantee, in his or her discretion, may tender to the Company the Vested Shares acquired during the Look-back Period with respect to such Employment Violation and Grantee shall not be entitled to receive any consideration from the Company in exchange therefor.  Any such forfeiture of Performance Shares and payment of the Recapture Amount, as the case may be, shall be in addition to, and not in lieu of, any other right or remedy available to the Company arising out of or in connection with such Employment Violation, including, without limitation, the right to terminate Grantee’s employment if not already terminated and to seek injunctive relief and additional monetary damages.

Appendix-6

14.                                 Compliance with Applicable Laws and Regulations and Company Policies and Procedures.

(a)           Grantee is responsible for complying with (a) any federal, state and local taxation laws applicable to Grantee in connection with the Award, (b) any federal and state securities laws applicable to Grantee in connection with the Award, (c) the requirements of any securities exchange, securities association, market system or quotation system on which securities of the Company of the same class as the Shares are then traded or quoted, (d) any restrictions on transfer imposed by the Company’s certificate of incorporation or bylaws, and (e) any policy or procedure the Company maintains or may adopt with respect to the trading of its securities.

(b)           The Award is subject to the terms and conditions of the Term Sheet, and any Company policies or procedures adopted in connection with the Company’s implementation of the Term Sheet, including, without limitation, any policy requiring or permitting the Company to recover any gains realized by Grantee in connection with the Award.

15.           Section 409A.

(a)           Payments contemplated with respect to the Award are intended to comply with Section 409A (including the provisions for exceptions or exemption from Section 409A), and all provisions of the Plan, the Grant Notice and these Award Terms shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.  Notwithstanding the foregoing, (i) nothing in the Plan, the Grant Notice and these Award Terms shall guarantee that the Award is not subject to taxes or penalties under Section 409A and (ii) if any provision of the Plan, the Grant Notice or these Award Terms would, in the reasonable, good faith judgment of the Company, result or likely result in the imposition on Grantee or any other person of taxes, interest or penalties under Section 409A, the Committee may, in its sole discretion, modify the terms of the Plan, the Grant Notice or these Award Terms, without the consent of Grantee, in the manner that the Committee may reasonably and in good faith determine to be necessary or advisable to avoid the imposition of such taxes, interest or penalties; provided, however, that this Section 15 does not create an obligation on the part of the Committee or the Company to make any such modification.  Each issuance or transfer of Vested Shares shall be deemed a separate payment for purposes of Section 409A.

(b)           Neither Grantee nor any of Grantee’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A) payable with respect to the Award to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment.  Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to Grantee or for Grantee’s benefit with respect to the Award may not be reduced by, or offset against, any amount owing by Grantee to the Company.

(c)           Notwithstanding anything to the contrary contained herein, if the Committee determines in good faith that the Performance Shares do not qualify for the “short-term deferral exception” under Section 409A, (i) (x) if Grantee is a “specified employee” (as defined in Section 409A) and (y) a delay in the issuance or transfer of Vested Shares to Grantee or his or her estate or beneficiaries hereunder by reason of Grantee’s “separation from service” (as defined in Section 409A) with the Company or any of its subsidiaries or affiliates is required to avoid tax penalties under Section 409A but is not already provided for by this Award, the Company shall cause the issuance or transfer of such Vested Shares to Grantee or Grantee’s estate or beneficiary upon the earlier of (A) the date that is the first business day following the date that is six months after the date of Grantee’s separation from service or (B) Grantee’s death and (ii) for purposes of Section 4 hereof, a Change of Control shall not have occurred unless such Change of Control is a “change in the ownership or effective control” or a “change in the ownership of a substantial portion of the assets” of the Company, in each case, as determined in accordance with Section 409A, and, if a Change of Control has not occurred as a result of the application of this clause (ii) of this Section 15(b), the issuance or transfer of any Vested Shares shall occur on the date of Grantee’s separation from service as determined in accordance with Section 409A.

16.           Legend.  The Company may, if determined by it based on the advice of counsel to be appropriate, cause any certificate evidencing Vested Shares to bear a legend substantially as follows:

Appendix-7

“THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT.”

17.           No Right to Continued Employment.  Nothing contained in the Grant Notice or these Award Terms shall be construed to confer upon Grantee any right to be continued in the employ of the Company or any of its subsidiaries or affiliates or derogate from any right of the Company or any of its subsidiaries or affiliates to retire, request the resignation of, or discharge Grantee at any time, with or without cause.

18.           No Rights as Stockholder.  No holder of Performance Shares shall, by virtue of the Grant Notice or these Award Terms, be entitled to any right of a stockholder of the Company, either at law or in equity, and the rights of any such holder are limited to those expressed, and are not enforceable against the Company except to the extent set forth in the Plan, the Grant Notice and these Award Terms.

19.           Severability.  In the event that one or more of the provisions of these Award Terms shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

20.           Governing Law.  To the extent that federal law does not otherwise control, the validity, interpretation, performance and enforcement of the Grant Notice and these Award Terms shall be governed by the laws of the State of Delaware, without giving effect to principles of conflicts of laws thereof.

21.           Successors and Assigns.  The provisions of the Grant Notice and these Award Terms shall be binding upon and inure to the benefit of the Company, its successors and assigns, and Grantee and, to the extent applicable, Grantee’s permitted assigns under Section 12 hereof and Grantee’s estate or beneficiary(ies) as determined by will or the laws of descent and distribution.

22.           Notices.  Any notice or other document which Grantee or the Company may be required or permitted to deliver to the other pursuant to or in connection with the Grant Notice or these Award Terms shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed as follows:  (a) if to the Company, at its office at 3100 Ocean Park Boulevard, Santa Monica, California 90405, Attn:  Stock Plan Administration, or such other address as the Company by notice to Grantee may designate in writing from time to time; and (b) if to Grantee, at the address shown in the Employment Agreement, or such other address as Grantee by notice to the Company may designate in writing from time to time.  Notices shall be effective upon receipt.

23.           Conflict with Employment Agreement or Plan.  In the event of any conflict between the terms of the Employment Agreement and the terms of the Grant Notice or these Award Terms, the terms of the Grant Notice or these Award Terms, as the case may be, shall control.  In the event of any conflict between the terms of the Employment Agreement, the Grant Notice or these Award Terms and the terms of the Plan, the terms of the Plan shall control.

24.           Deemed Agreement.  By accepting the Award, Grantee is deemed to be bound by the terms and conditions set forth in the Plan, the Grant Notice and these Award Terms.

Appendix-8